Calculation of Filing Fee Tables
S-8
ONE Group Hospitality, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock	Other	2,500,000	$ 1.91	$ 4,775,000.00	0.0001381	$ 659.43
Total Offering Amounts:						$ 4,775,000.00		$ 659.43
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 659.43
Offering Note
[1]	(1) Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional shares of common stock, $0.0001 par value per share ("Common Stock"), of The ONE Group Hospitality, Inc. (the "Registrant") that become issuable under the Registrant's 2019 Equity Incentive Plan (as amended as of June 4, 2019, May 18, 2022 and May 19, 2026, the "Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant's common stock, as applicable. (2) The shares being registered represent 2,500,000 shares of Common Stock under the Plan as a result of the shareholders of the Registrant approving an amendment to the Plan to, among other things, increase the shares of Common Stock available for issuance under the Plan at the Registrant's 2026 Annual Meeting of Shareholders on May 19, 2026. (3) Pursuant to Securities Act Rules 457(c) and 457(h), the proposed maximum offering price per share is based upon the average of the high and low prices per share of the Common Stock on May 15, 2026, which date is within five business days prior to the filing of this Registration Statement, as quoted on Nasdaq.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources